Contact:     Pete Bakel      Resource Center: 1-800-232-6643
    202-752-2034                                     Exhibit 99.1
Date:    April 30, 2025

Fannie Mae Reports Net Income of $3.7 Billion for First Quarter 2025

•	$3.7 billion first quarter 2025 net income, with net worth reaching $98.3 billion as of March 31, 2025
"Our current focus at Fannie Mae is on operational efficiency and ensuring that Fannie Mae is a world-class operator. While assets are significant, there remains great opportunity to trim fat, turn the business around, generate more earnings, and do so all while ensuring safety and soundness. A profitable Fannie Mae, one with a strong balance sheet and strong capital, focused on delighting customers, means a safe and sound U.S. mortgage market. The operational improvements we are driving at Fannie Mae will turn around the company and will make Fannie Mae a great American icon once again."
William J. Pulte, Director U.S. Federal Housing (FHFA) and Chairman, Fannie Mae Board of Directors

“Fannie Mae earned $3.7 billion in net income in the first quarter of 2025, primarily driven by guaranty fees. We grew our net worth to $98 billion, continued to build our regulatory capital, and delivered on our mission. This quarter, we provided $76 billion of liquidity to America's housing market, helping 287,000 households buy, refinance, or rent a home. This included 74,000 first-time homebuyers. We remain focused on supporting housing affordability and stability and being a reliable source of liquidity."
Priscilla Almodovar, President and Chief Executive Officer

•	$76 billion in liquidity provided in the first quarter of 2025, which enabled the financing of approximately 287,000 home purchases, refinancings, and rental units

•
Acquired approximately 144,000 single-family purchase loans, of which approximately half were for first-time homebuyers, and approximately 50,000 single-family refinance loans during the first quarter of 2025

•
Financed approximately 93,000 units of multifamily rental housing in the first quarter of 2025; a significant majority were affordable to households earning at or below 120% of area median income, providing support for both workforce and affordable housing

•	Home prices grew by an estimated 1.4% on a national basis in the first quarter of 2025, according to the Fannie Mae Home Price Index

•	The U.S. weekly average 30-year fixed-rate mortgage rate decreased from 6.85% as of the end of 2024 to 6.65% as of the end of the first quarter of 2025

Q1 2025 Key Results

$98.3 Billion Net Worth	$76 Billion Supporting Housing Activity

Increase of $3.7 billion in the first quarter of 2025	SF Home Purchases	SF Refinancings	MF Rental Units

$3.7 Billion Net Income for Q1 2025	Serious Delinquency Rates

Decrease of $659 million compared with first quarter 2024	Single-Family SDQ Rate	Multifamily SDQ Rate

First Quarter 2025 Results	1

Summary of Financial Results

(Dollars in millions)	Q125	Q424	Variance	% Change	Q124	Variance	% Change
Net interest income	$7,001	$7,182	$(181)	(3)%	$7,023	$(22)	— %*
Fee and other income	84	115	(31)	(27)%	72	12	17%
Net revenues	7,085	7,297	(212)	(3)%	7,095	(10)	— %*
(Provision) benefit for credit losses	(24)	(321)	297	93%	180	(204)	NM
Fair value gains (losses), net	123	842	(719)	(85)%	480	(357)	(74)%
Investment gains (losses), net	—	(10)	10	100%	22	(22)	(100)%
Non-interest expense:
Administrative expenses(1)	(992)	(947)	(45)	(5)%	(889)	(103)	(12)%
Legislative assessments(2)	(931)	(949)	18	2%	(930)	(1)	— %*
Credit enhancement expense(3)	(479)	(406)	(73)	(18)%	(419)	(60)	(14)%
Other income (expense), net(4)	(198)	(327)	129	39%	(106)	(92)	(87)%
Total non-interest expense	(2,600)	(2,629)	29	1%	(2,344)	(256)	(11)%
Income before federal income taxes	4,584	5,179	(595)	(11)%	5,433	(849)	(16)%
Provision for federal income taxes	(923)	(1,049)	126	12%	(1,113)	190	17%
Net income	$3,661	$4,130	$(469)	(11)%	$4,320	$(659)	(15)%

Total comprehensive income	$3,655	$4,127	$(472)	(11)%	$4,324	$(669)	(15)%
Net worth	$98,312	$94,657	$3,655	4%	$82,006	$16,306	20%
NM - Not meaningful
* Represents less than 0.5%
(1) Consists of salaries and employee benefits and professional services, technology, and occupancy expenses.
(2) Consists of TCCA fees, affordable housing allocations, and FHFA assessments.
(3) Consists of costs associated with freestanding credit enhancements, which primarily include the company’s Connecticut Avenue Securities® (“CAS”) and Credit Insurance Risk TransferTM programs, enterprise-paid mortgage insurance, and certain lender risk-sharing programs.

(4) Primarily consists of foreclosed property income (expense), change in the expected benefits from our freestanding credit enhancements, and gains and losses from partnership investments.

Key Highlights

•
Net income of $3.7 billion in the first quarter of 2025 was driven by strong revenues, bringing the company’s net worth to $98.3 billion as of March 31, 2025.
•$7.1 billion of revenues in the first quarter of 2025 primarily driven by guaranty fees on the company’s $4.1 trillion guaranty book of business:
•$5.9 billion of single-family revenues generated from a $3.6 trillion conventional guaranty book with an average charged guaranty fee of 48.1 basis points. As of March 31, 2025, 76% of the underlying mortgages in the single-family guaranty conventional book were below a 5% interest rate.
•$1.2 billion of multifamily revenues generated from a $504.5 billion guaranty book with an average charged guaranty fee of 74.1 basis points.

•
Key credit characteristics of the company’s guaranty book of business as of March 31, 2025:
•Single-family conventional guaranty book had a weighted-average mark-to-market loan-to-value ratio of 50%, a weighted-average FICO credit score at origination of 753, and a serious delinquency rate of 0.56%.
•Multifamily guaranty book had a weighted-average original loan-to-value ratio of 63%, a weighted-average debt service coverage ratio of 2.0, and a serious delinquency rate of 0.63%.

•
Credit enhancements as of March 31, 2025:
•47% of the company’s single-family guaranty book was covered by one or more forms of credit enhancement, including 21% covered by mortgage insurance, which generally has a first loss position.
•Approximately 99% of the company’s multifamily guaranty book was subject to lender loss-sharing agreements, and 33% was covered by a multifamily credit risk transfer transaction.

First Quarter 2025 Results	2

Single-Family Business Financial Results

(Dollars in millions)	Q125	Q424	Variance	% Change	Q124	Variance	% Change
Net interest income	$5,866	$6,029	$(163)	(3)%	$5,874	$(8)	— %*
Fee and other income	65	91	(26)	(29)%	55	10	18%
Net revenues	5,931	6,120	(189)	(3)%	5,929	2	— %*
(Provision) benefit for credit losses	(24)	(396)	372	94%	335	(359)	NM
Fair value gains (losses), net	82	815	(733)	(90)%	484	(402)	(83)%
Investment gains (losses), net	2	(5)	7	NM	13	(11)	(85)%
Non-interest expense:
Administrative expenses	(812)	(776)	(36)	(5)%	(743)	(69)	(9)%
Legislative assessments	(920)	(934)	14	1%	(920)	—	— %*
Credit enhancement expense	(407)	(327)	(80)	(24)%	(353)	(54)	(15)%
Other income (expense), net	(174)	(172)	(2)	(1)%	(192)	18	9%
Total non-interest expense	(2,313)	(2,209)	(104)	(5)%	(2,208)	(105)	(5)%
Income before federal income taxes	3,678	4,325	(647)	(15)%	4,553	(875)	(19)%
Provision for federal income taxes	(760)	(871)	111	13%	(946)	186	20%
Net income	$2,918	$3,454	$(536)	(16)%	$3,607	$(689)	(19)%

Average charged guaranty fee on new conventional acquisitions, net of TCCA fees	56.5 bps	56.3 bps	0.2 bps	— %*	54.8 bps	1.7 bps	3%
Average charged guaranty fee on conventional guaranty book of business, net of TCCA fees	48.1 bps	47.9 bps	0.2 bps	— %*	47.4 bps	0.7 bps	1%
NM - Not meaningful
* Represents less than 0.5%

Single-Family Key Business Highlights

•
Single-family conventional acquisition volume was $64.3 billion in the first quarter of 2025, compared with $62.3 billion in the first quarter of 2024. Purchase acquisition volume, of which approximately half was for first-time homebuyers, decreased to $50.1 billion in the first quarter of 2025 from $53.0 billion in the first quarter of 2024. Refinance acquisition volume was $14.2 billion in the first quarter of 2025, an increase from $9.3 billion in the first quarter of 2024.

•
The average single-family conventional guaranty book of business decreased by $21.3 billion compared with the first quarter of 2024, to $3.6 trillion in the first quarter of 2025. The overall credit characteristics of the single-family conventional guaranty book of business remained strong, with a weighted-average mark-to-market loan-to-value ratio of 50% and a weighted-average FICO credit score at origination of 753 as of March 31, 2025.

•
The average charged guaranty fee, net of TCCA fees, on the single-family conventional guaranty book increased to 48.1 basis points in the first quarter of 2025, compared with 47.4 basis points in the first quarter of 2024. The average charged guaranty fee on newly acquired single-family conventional loans, net of TCCA fees, increased to 56.5 basis points in the first quarter of 2025, compared with 54.8 basis points in the first quarter of 2024, primarily as a result of higher base guaranty fees charged on new acquisitions.

•
The single-family serious delinquency rate remained flat at 0.56% as of March 31, 2025 compared to December 31, 2024. Single-family seriously delinquent loans are loans that are 90 days or more past due or in the foreclosure process.

First Quarter 2025 Results	3

Multifamily Business Financial Results

(Dollars in millions)	Q125	Q424	Variance	% Change	Q124	Variance	% Change
Net interest income	$1,135	$1,153	$(18)	(2)%	$1,149	$(14)	(1)%
Fee and other income	19	24	(5)	(21)%	17	2	12%
Net revenues	1,154	1,177	(23)	(2)%	1,166	(12)	(1)%
(Provision) benefit for credit losses	—	75	(75)	(100)%	(155)	155	100%
Fair value gains (losses), net	41	27	14	52%	(4)	45	NM
Investment gains (losses), net	(2)	(5)	3	60%	9	(11)	NM
Non-interest expense:
Administrative expenses	(180)	(171)	(9)	(5)%	(146)	(34)	(23)%
Legislative assessments	(11)	(15)	4	27%	(10)	(1)	(10)%
Credit enhancement expense	(72)	(79)	7	9%	(66)	(6)	(9)%
Other income (expense), net	(24)	(155)	131	85%	86	(110)	NM
Total non-interest expense	(287)	(420)	133	32%	(136)	(151)	(111)%
Income before federal income taxes	906	854	52	6%	880	26	3%
Provision for federal income taxes	(163)	(178)	15	8%	(167)	4	2%
Net income	$743	$676	$67	10%	$713	$30	4%

Average charged guaranty fee rate on multifamily guaranty book of business, at period end	74.1 bps	74.4 bps	(0.3) bps	— %*	75.8 bps	(1.7) bps	(2)%
NM - Not meaningful
* Represents less than 0.5%

Multifamily Key Business Highlights

•	New multifamily business volume was $11.8 billion in the first quarter of 2025, compared with $10.1 billion in the first quarter of 2024.

•	The multifamily guaranty book of business grew to $504.5 billion as of March 31, 2025, a 5.8% increase from March 31, 2024.

•	The average charged guaranty fee on the multifamily guaranty book of business decreased by 1.7 basis points compared with March 31, 2024, to 74.1 basis points as of March 31, 2025.

•	The multifamily serious delinquency rate increased to 0.63% as of March 31, 2025 from 0.57% as of December 31, 2024. Multifamily seriously delinquent loans are loans that are 60 days or more past due.

First Quarter 2025 Results	4

Additional Matters

Fannie Mae’s Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations and Comprehensive Income for the first quarter of 2025 are available in the accompanying Annex; however, investors and interested parties should read the company’s quarterly report on Form 10-Q for the period ended March 31, 2025 (“First Quarter 2025 Form 10-Q”), which was filed today with the Securities and Exchange Commission and is available on Fannie Mae’s website, www.fanniemae.com. The company provides further discussion of its financial results and condition, credit performance, and other matters in its First Quarter 2025 Form 10-Q. Additional information about the company’s financial and credit performance is contained in Fannie Mae’s “Financial Supplement Q1 2025” at www.fanniemae.com.

# # #

This release includes forward-looking statements regarding the company's future financial performance, as well as the company’s business plans and their impact. Actual outcomes could be materially different from what is set forth in these forward-looking statements due to a variety of factors, including those described in “Forward-Looking Statements” in the company’s First Quarter 2025 Form 10-Q and in “Forward-Looking Statements” and “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”).

Fannie Mae provides website addresses in its news releases solely for readers’ information. Other content or information appearing on these websites is not part of this release.

To learn more, visit fanniemae.com.

First Quarter 2025 Results	5

ANNEX
FANNIE MAE
(In conservatorship)
Condensed Consolidated Balance Sheets — (Unaudited)
(Dollars in millions)

	As of
	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$39,352	$38,853
Restricted cash and cash equivalents (includes $31,138 and $31,893, respectively, related to consolidated trusts)	38,445	39,958
Securities purchased under agreements to resell (includes $1,069 and $0 respectively, related to consolidated trusts)	31,769	15,975
Investments in securities, at fair value	79,347	79,197
Mortgage loans:
Loans held for sale, at lower of cost or fair value	775	373
Loans held for investment, at amortized cost:
Of Fannie Mae	47,425	50,053
Of consolidated trusts	4,086,508	4,095,287
Total loans held for investment (includes $4,508 and $3,744, respectively, at fair value)	4,133,933	4,145,340
Allowance for loan losses	(7,532)	(7,707)
Total loans held for investment, net of allowance	4,126,401	4,137,633
Total mortgage loans	4,127,176	4,138,006
Advances to lenders	1,848	1,825
Deferred tax assets, net	10,453	10,545
Accrued interest receivable (includes $10,855 and $10,666, respectively, related to consolidated trusts)	11,592	11,364
Other assets	13,727	14,008
Total assets	$4,353,709	$4,349,731
LIABILITIES AND EQUITY
Liabilities:
Accrued interest payable (includes $11,025 and $10,858, respectively, related to consolidated trusts)	$11,902	$11,585
Debt:
Of Fannie Mae (includes $358 and $385, respectively, at fair value)	136,818	139,422
Of consolidated trusts (includes $14,977 and $13,292, respectively, at fair value)	4,091,840	4,088,675
Other liabilities (includes $1,677 and $1,699, respectively, related to consolidated trusts)	14,837	15,392
Total liabilities	4,255,397	4,255,074
Commitments and contingencies (Note 14)	—	—
Fannie Mae stockholders’ equity:
Senior preferred stock (liquidation preference of $216,156 and $212,029, respectively)	120,836	120,836
Preferred stock, 700,000,000 shares are authorized—555,374,922 shares issued and outstanding	19,130	19,130
Common stock, no par value, no maximum authorization—1,308,762,703 shares issued and 1,158,087,567 shares outstanding	687	687
Accumulated deficit	(34,964)	(38,625)
Accumulated other comprehensive income	23	29
Treasury stock, at cost, 150,675,136 shares	(7,400)	(7,400)
Total stockholders’ equity	98,312	94,657
Total liabilities and equity	$4,353,709	$4,349,731

See Notes to Condensed Consolidated Financial Statements in the First Quarter 2025 Form 10-Q

First Quarter 2025 Results	6

FANNIE MAE
(In conservatorship)
Condensed Consolidated Statements of Operations and Comprehensive Income — (Unaudited)
(Dollars in millions, except per share amounts)

	For the Three Months Ended March 31,

	2025	2024
Interest income:
Investments in securities	$1,127	$921
Mortgage loans	37,399	35,216
Other	490	661
Total interest income	39,016	36,798
Interest expense:
Short-term debt	(105)	(195)
Long-term debt	(31,910)	(29,580)
Total interest expense	(32,015)	(29,775)
Net interest income	7,001	7,023
(Provision) benefit for credit losses	(24)	180
Net interest income after (provision) benefit for credit losses	6,977	7,203
Fair value gains (losses), net	123	480
Fee and other income	84	72
Investment gains (losses), net	—	22
Non-interest income	207	574
Non-interest expense:
Salaries and employee benefits	(611)	(511)
Professional services, technology, and occupancy	(381)	(378)
Legislative assessments	(931)	(930)
Credit enhancement expense	(479)	(419)
Other income (expense), net	(198)	(106)
Total non-interest expense	(2,600)	(2,344)
Income before federal income taxes	4,584	5,433
Provision for federal income taxes	(923)	(1,113)
Net income	3,661	4,320
Other comprehensive income (loss)	(6)	4
Total comprehensive income	$3,655	$4,324
Net income	$3,661	$4,320
Dividends distributed or amounts attributable to senior preferred stock	(3,655)	(4,324)
Net income (loss) attributable to common stockholders	$6	$(4)
Earnings per share:
Basic	$0.00	$0.00
Diluted	0.00	0.00
Weighted-average common shares outstanding:
Basic	5,867	5,867
Diluted	5,893	5,867

See Notes to Condensed Consolidated Financial Statements in the First Quarter 2025 Form 10-Q

First Quarter 2025 Results	7